Exhibit 99.1
Sonos Reports First Quarter Fiscal 2026 Results
Q1 Revenue above midpoint of guidance range, Adjusted EBITDA near high-end of range

Santa Barbara, CA – February 3, 2026 - Sonos, Inc. (Nasdaq: SONO) today reported First Quarter Fiscal 2026 results.

“Fiscal 2026 is off to a good start for Sonos as we make progress toward a return to growth,” said Tom Conrad, Chief Executive Officer of Sonos. “We’re focused on coordinated execution across the growth dimensions that matter, from product and software to marketing and global expansion. With the announcement of Amp Multi, and with more planned later this year, we’re returning to product innovation that strengthens Sonos as a system, pairing great products with a simpler, more reliable, and more powerful platform designed to create long-term value for our customers, partners, and the business – all while maintaining our commitment to operational discipline.”

“In Q1 we delivered revenue above the midpoint of our guidance range and strong Adjusted EBITDA that expanded 45% over the prior year, resulting in us generating more profit in Q1 than we did in all of Fiscal 2025,” commented Saori Casey, Sonos Chief Financial Officer. “This marks our sixth consecutive quarter of solid execution as we balance strong financial discipline with reinvestment for long-term growth.”

First Quarter Fiscal 2026 Financial Highlights (unaudited)
•Revenue of $546 million
•GAAP gross margin of 46.5%, Non-GAAP gross margin of 47.5%
•GAAP net income of $94 million, GAAP diluted earnings per share (EPS) of $0.75
•Non-GAAP net income of $116 million, Non-GAAP diluted EPS of $0.93
•Adjusted EBITDA of $132 million

Guidance
The company will provide guidance on its First Quarter Fiscal 2026 earnings call.

Supplemental Earnings Presentation

The company has posted a supplemental earnings presentation accompanying its First Quarter Fiscal 2026 results to the Earnings Reports section of its investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports.

Conference Call, Webcast and Transcript
The company will host a webcast of its conference call and Q&A related to its First Quarter Fiscal 2026 results on February 3, 2026, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Participants may access the live webcast in listen-only mode on the Sonos investor relations website at https://investors.sonos.com/news-and-events/default.aspx.

The conference call may also be accessed by dialing (888) 330-2454 with conference ID 8641747. Participants outside the U.S. can access the call by dialing (240) 789-2714 using the same conference ID.
An archived webcast of the conference call and a transcript of the company’s prepared remarks and Q&A session will also be available at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports following the call.

Condensed Consolidated Statements of Operations and Comprehensive Income
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	December 27, 2025	December 28, 2024
Revenue	$ 545,662	$ 550,857
Cost of revenue	292,202	309,451
Gross profit	253,460	241,406
Operating expenses
Research and development	59,762	80,838
Sales and marketing	65,273	86,644
General and administrative	28,009	25,831
Total operating expenses	153,044	193,313
Operating income	100,416	48,093
Other income (expense), net
Interest income	1,348	1,861
Interest expense	(116)	(110)
Other (expense) income, net	420	(6,029)
Total other income (expense), net	1,652	(4,278)
Income before provision for (benefit from) income taxes	102,068	43,815
Provision for (benefit from) income taxes	8,270	(6,422)
Net income	$ 93,798	$ 50,237

Earnings per share:
Basic	$ 0.78	$ 0.41
Diluted	$ 0.75	$ 0.40

Weighted-average shares used in computing earnings per share:
Basic	120,489,548	122,071,586
Diluted	124,662,298	124,731,619

Total comprehensive income
Net income	93,798	50,237
Change in foreign currency translation adjustment	1,736	(1,116)
Net unrealized gain (loss) on marketable securities	16	(84)
Comprehensive income	$ 95,550	$ 49,037

Condensed Consolidated Balance Sheets
(unaudited, in thousands, except par values)
	As of
	December 27, 2025	September 27, 2025
Assets
Current assets:
Cash and cash equivalents	$ 312,504	$ 174,668
Marketable securities	50,987	52,858
Accounts receivable, net	116,270	65,847
Inventories	125,332	171,020
Prepaids and other current assets	35,146	39,642
Total current assets	640,239	504,035
Property and equipment, net	65,547	72,277
Operating lease right-of-use assets	44,721	45,297
Goodwill	82,854	82,854
Intangible assets, net	70,932	75,356
Deferred tax assets	10,545	10,509
Other noncurrent assets	33,037	32,950
Total assets	$ 947,875	$ 823,278

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 203,812	$ 184,109
Accrued expenses	87,688	79,094
Accrued compensation	21,711	21,331
Deferred revenue, current	22,283	21,771
Other current liabilities	52,675	46,107
Total current liabilities	388,169	352,412
Operating lease liabilities, noncurrent	52,101	53,288
Deferred revenue, noncurrent	61,256	59,453
Deferred tax liabilities	129	126
Other noncurrent liabilities	2,894	2,774
Total liabilities	504,549	468,053

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value	124	123
Treasury stock	(47,782)	(37,398)
Additional paid-in capital	505,709	502,775
Accumulated deficit	(18,280)	(112,078)
Accumulated other comprehensive income	3,555	1,803
Total stockholders’ equity	443,326	355,225
Total liabilities and stockholders’ equity	$ 947,875	$ 823,278

Condensed Consolidated Statements of Cash Flows
(unaudited, dollars in thousands)
	Three Months Ended
	December 27, 2025	December 28, 2024
Cash flows from operating activities
Net income	$ 93,798	$ 50,237
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	15,191	25,334
Depreciation and amortization	14,022	17,611
Provision for excess and obsolete inventory	153	1,305
Deferred income taxes	48	123
Other	2,025	841
Foreign currency transaction (gain) loss	(1,625)	2,129
Changes in operating assets and liabilities:
Accounts receivable	(49,120)	(41,374)
Inventories	45,534	89,308
Other assets	4,263	(6,437)
Accounts payable and accrued expenses	31,224	(5,940)
Accrued compensation	546	12,394
Deferred revenue	2,073	1,513
Other liabilities	5,175	9,129
Net cash provided by operating activities	163,307	156,173
Cash flows from investing activities
Purchases of marketable securities	(12,506)	(10,128)
Purchases of property and equipment	(5,958)	(13,106)
Maturities of marketable securities	14,400	13,900
Net cash used in investing activities	(4,064)	(9,334)
Cash flows from financing activities
Payments for repurchase of common stock	(25,000)	(27,165)
Payments for repurchase of common stock related to shares withheld for tax in connection with vesting of stock awards	(10,873)	(9,044)
Proceeds from exercise of stock options	13,232	2,411
Payments for debt issuance costs	(780)	—
Net cash used in financing activities	(23,421)	(33,798)
Effect of exchange rate changes on cash and cash equivalents	2,014	(2,818)
Net increase in cash and cash equivalents	137,836	110,223
Cash and cash equivalents
Beginning of period	174,668	169,732
End of period	$ 312,504	$ 279,955
Supplemental disclosure
Cash paid for interest	$ 67	$ 63

Cash paid for taxes, net of refunds	$ 1,469	$ 658
Cash paid for amounts included in the measurement of lease liabilities, net of tenant improvement reimbursements received	$ 1,899	$ (2,531)
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses	$ 1,950	$ 3,693
Right-of-use assets obtained in exchange for new operating lease liabilities	$ 586	$ —
Excise tax on share repurchases, accrued but not paid	$ 281	$ 668

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Gross Profit
(unaudited, in thousands, except percentages)
	Three Months Ended
	December 27, 2025	December 28, 2024
Reconciliation of GAAP cost of revenue
GAAP cost of revenue	$ 292,202	$ 309,451
Stock-based compensation expense	1,327	1,349
Amortization of intangibles	4,381	3,330
Non-GAAP cost of revenue	$ 286,494	$ 304,772

Reconciliation of GAAP gross profit
GAAP gross profit	$ 253,460	$ 241,406
Stock-based compensation expense	1,327	1,349
Amortization of intangibles	4,381	3,330
Non-GAAP gross profit	$ 259,168	$ 246,085

GAAP gross margin	46.5%	43.8%
Non-GAAP gross margin	47.5%	44.7%

Reconciliation of Selected Non-GAAP Financial Measures
(unaudited, dollars in thousands)
	Three Months Ended
	December 27, 2025	December 28, 2024
Research and Development (GAAP)	$ 59,762	$ 80,838
Stock-based compensation	6,489	13,315
Amortization of intangibles	20	178
Restructuring and other charges	-	(60)
Research and Development (Non-GAAP)	$ 53,253	$ 67,405

Sales and Marketing (GAAP)	$ 65,273	$ 86,644
Stock-based compensation	2,845	5,632
Amortization of intangibles	-	-
Restructuring and other charges	-	-
Sales and Marketing (Non-GAAP)	$ 62,428	$ 81,012

General and Administrative (GAAP)	28,009	25,831
Stock-based compensation	4,530	5,038
Legal and transaction related costs	2,510	195
Amortization of intangibles	24	23
Restructuring and other charges	-	-
General and Administrative (Non-GAAP)	$ 20,945	$ 20,575

Total Operating Expenses (GAAP)	$ 153,044	$ 193,313
Stock-based compensation	13,864	23,985
Legal and transaction related costs (1)	2,510	195
Amortization of intangibles	44	201
Restructuring and other charges	-	(60)
Operating Expenses (Non-GAAP)	$ 136,626	$ 168,992

Total Operating Income (GAAP)	$ 100,416	$ 48,093
Stock-based compensation	15,191	25,334
Legal and transaction related costs (1)	2,510	195
Amortization of intangibles	4,425	3,531
Restructuring and other charges	-	(60)
Operating Income (Non-GAAP)	$ 122,542	$ 77,093
Depreciation	9,597	14,080
Adjusted EBITDA (Non-GAAP)	$ 132,139	$ 91,173

Total Operating Income (GAAP)	$ 100,416	$ 48,093
Stock-based compensation expense	15,191	25,334
Legal and transaction related costs (1)	2,510	195
Amortization of intangibles	4,425	3,531
Restructuring and other charges	-	(60)
Operating Income (Non-GAAP)	$ 122,542	$ 77,093
Interest income	1,348	1,861
Interest expense	(116)	(110)
Pre-tax Income (Non-GAAP)	$ 123,774	$ 78,844
Provision for (benefit from) income taxes	8,270	(6,422)
Net income (Non-GAAP)	115,504	85,266
Weighted-average shares non-GAAP, diluted	124,662,298	124,731,619

Non-GAAP earnings per share, diluted	$ 0.93	$ 0.68
(1) Legal and transaction-related costs consist of expenses related to our intellectual property ("IP") litigation against Alphabet and Google, as well as legal and transaction costs associated with our acquisition activity, which we do not consider representative of our underlying operating performance.

Reconciliation of Net Income to Adjusted EBITDA
(unaudited, dollars in thousands except percentages)
	Three Months Ended
	December 27, 2025	December 28, 2024
(In thousands, except percentages)
Net income	$ 93,798	$ 50,237
Add (deduct):
Depreciation and amortization	14,022	17,611
Stock-based compensation expense	15,191	25,334
Interest income	(1,348)	(1,861)
Interest expense	116	110
Other expense (income), net	(420)	6,029
Provision for (benefit from) income taxes	8,270	(6,422)
Legal and transaction related costs (1)	2,510	195
Restructuring and other charges (2)	—	(60)
Adjusted EBITDA	$ 132,139	$ 91,173
Revenue	$ 545,662	$ 550,857
Net income margin	17.2%	9.1%
Adjusted EBITDA margin	24.2%	16.6%
(1) Legal and transaction-related costs consist of expenses related to our intellectual property ("IP") litigation against Alphabet and Google, as well as legal and transaction costs associated with our acquisition activity, which we do not consider representative of our underlying operating performance.

(2) On August 14, 2024, we initiated a restructuring plan to reduce our cost base involving approximately 6% of our employees (the "2024 restructuring plan"). Restructuring and other charges for the three months ended December 28, 2024, reflect a gain resulting from the impact of remaining restructuring costs that were lower than our estimated liability under the 2024 restructuring plan.

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(unaudited, in thousands, except share and per share amounts)
	Three Months Ended
	December 27, 2025	December 28, 2024

GAAP net income	$ 93,798	$ 50,237
Stock-based compensation expense	15,191	25,334
Legal and transaction related costs (1)	2,510	195
Amortization of intangibles	4,425	3,531
Restructuring and other charges	-	(60)

Other expense (income), net	(420)	6,029
Non-GAAP net income	$ 115,504	$ 85,266

Earnings per share
GAAP earnings per share, diluted	$ 0.75	$ 0.40
Non-GAAP earnings per share, diluted	$ 0.93	$ 0.68

Shares used to calculate earnings per share
Weighted-average shares GAAP, diluted	124,662,298	124,731,619
Weighted-average shares non-GAAP, diluted	124,662,298	124,731,619
(1) Legal and transaction-related costs consist of expenses related to our intellectual property ("IP") litigation against Alphabet and Google, as well as legal and transaction costs associated with our acquisition activity, which we do not consider representative of our underlying operating performance.

Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow
(unaudited, dollars in thousands)
Three Months Ended
	December 27, 2025	December 28, 2024
Cash flows provided by operating activities	$ 163,307	$ 156,173
Less: Purchases of property and equipment	(5,958)	(13,106)
Free cash flow	$ 157,349	$ 143,067

Revenue by Product Category
(unaudited, dollars in thousands)
	Three Months Ended
	December 27, 2025	December 28, 2024
(In thousands)
Sonos speakers	$ 459,240	$ 467,142
Sonos system products	65,058	60,274
Partner products and other revenue	21,364	23,441
Total revenue	$ 545,662	$ 550,857

Revenue by Geographical Region
(unaudited, dollars in thousands)
	Three Months Ended
	December 27, 2025	December 28, 2024
Americas	$ 328,877	$ 324,583
Europe, Middle East and Africa	189,441	197,612
Asia Pacific	27,344	28,662
Total revenue	$ 545,662	$ 550,857

Stock-based Compensation
(unaudited, dollars in thousands)
	Three Months Ended
	December 27, 2025	December 28, 2024
(In thousands)
Cost of revenue	$ 1,327	$ 1,349
Research and development	6,489	13,315
Sales and marketing	2,845	5,632
General and administrative	4,530	5,038
Total stock-based compensation expense	$ 15,191	$ 25,334

Amortization of Intangibles
(unaudited, dollars in thousands)
	Three Months Ended
	December 27, 2025	December 28, 2024
Cost of revenue	$ 4,381	$ 3,330
Research and development	20	178
Sales and marketing	-	-
General and administrative	24	23
Total amortization of intangibles	$ 4,425	$ 3,531

Use of Non-GAAP Measures
We have provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP operating (loss) income, non-GAAP pre-tax (loss) income, free cash flow, non-GAAP gross margin, non-GAAP net (loss) income and non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these financial measures to their nearest U.S. GAAP financial equivalents provided in the financial statement tables above. We define Adjusted EBITDA as net (loss) income adjusted to exclude the impact of depreciation and amortization, stock-based compensation expense, interest income, interest expense, other expense (income), income taxes, restructuring and other charges, legal and transaction related fees and other items that we do not consider representative of our underlying operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We define non-GAAP operating (loss) income as total operating loss adjusted to exclude stock-based compensation expense, legal and transaction related costs, amortization of intangibles and restructuring and other charges. We define non-GAAP pre-tax (loss) income as non-GAAP operating (loss) income adjusted to include interest income and to exclude interest expense. We define free cash flow as net cash from operations less purchases of property and equipment. We define non-GAAP gross margin as GAAP gross margin, excluding stock-based compensation, amortization of intangible assets and restructuring and other changes. We calculate non-GAAP net (loss) income as GAAP net (loss) income less stock-based compensation, legal and transaction related fees, amortization of intangibles, other expense (income) and restructuring and other charges. We calculate non-GAAP diluted earnings (loss) per share as non-GAAP net (loss) income divided by non-GAAP weighted average diluted shares outstanding during the period. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supplemental information about our outlook.
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our long-term outlook, financial, growth and business strategies and opportunities, our ability to expand our footprint with existing customers, market growth and our market share, our ability to expand our products globally, our operating model and cost structure, our ability to create a seamless platform for the home, and other factors affecting variability in our financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to: difficulties in and effect of implementing improvements to our operating model and cost structure; the risk that restructuring and related charges may be greater than anticipated or not occur in the expected time frame; local law requirements in various jurisdictions regarding elimination of positions; our ability to accurately forecast product demand and effectively forecast and manage owned and channel inventory levels; our ability to successfully introduce software updates, including with respect to our redesigned app; our ability to maintain, enhance and protect our brand image; the impact of global economic, market and political events, including tariffs, global trade tensions, continued inflationary pressures, high interest rates and, in certain markets, foreign currency exchange rate fluctuations; changes in consumer income and overall consumer spending as a result of economic or political uncertainty or conditions, including tariffs; changes in consumer spending patterns; our ability to successfully introduce new products and services and maintain or expand the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth and business strategies; our ability to compete in the market and maintain or expand market share; our ability to maintain relationships with our channel, distribution and technology partners; our ability to meet product demand and manage any product availability delays; supply chain challenges, including shipping and logistics challenges and component supply-related challenges, including memory costs; our ability to protect our brand and intellectual property; our use of artificial intelligence; and the other risk factors identified in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent filings. Copies of our SEC filings are available free of charge at the SEC’s website at www.sec.gov, on our investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this press release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. Sonos and Sonos product names are trademarks or registered trademarks of Sonos, Inc. All other product names and services may be trademarks or service marks of their respective owners.

About Sonos
Sonos (Nasdaq: SONO) is a leading audio company dedicated to elevating life through sound. Sonos has built a connected system that brings together all the sounds people love, from music and movies to stories and conversations. Its portfolio of home theater speakers, components, plug-in and portable speakers, and headphones grows more powerful with every room and device added. Trusted by more than 17 million households in over 60 countries, Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Investor Contact
James Baglanis
IR@sonos.com

Press Contact
PR@sonos.com

Source: Sonos